UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2022

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	NSP	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

    On May 23, 2022, Insperity held its 2022 Annual Meeting at its corporate headquarters in Kingwood, Texas. The results of the matters submitted to a vote of the stockholders at the 2022 Annual Meeting were as follows:

(i)To elect the persons named below as Class III directors for a term expiring at the 2025 annual meeting of stockholders:

Director	For	Against	Abstain	Broker Non-Votes

Eli Jones	31,484,336	1,634,841	32,767	2,557,586
Randall Mehl	31,532,164	1,586,646	33,134	2,557,586
John M. Morphy	31,366,348	1,752,610	32,986	2,557,586
Richard G. Rawson	31,714,188	1,382,298	55,458	2,557,586

(ii)To cast an advisory vote to approve the Company's executive compensation:

For	Against	Abstain	Broker Non-Votes

26,739,609	6,370,763	41,572	2,557,586

(iii)To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022:

For	Against	Abstain

33,596,898	2,079,642	32,990

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    INSPERITY, INC.

    By:     /s/ Daniel D. Herink
        Daniel D. Herink
Senior Vice President of Legal, General Counsel and Secretary

Date: May 25, 2022